As filed with the Securities and Exchange Commission on April 7, 2004.
                                                      Registration No. 333-73327




                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    --------

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    --------

                               UNITIL CORPORATION
             (Exact name of registrant as specified in its charter)

                    New Hampshire                       02-0381573
         (State or other jurisdiction of            (I.R.S. Employer
          incorporation or organization)            Identification No.)

             6 Liberty Lane West, Hampton, New Hampshire 03842-1720 (Address of principal executive offices, including zip code)

                                    --------

                               UNITIL CORPORATION
                             1998 STOCK OPTION PLAN
                            (Full title of the plan)

                                    --------

                                 Mark H. Collin
                             Senior Vice President,
                       Chief Financial Officer & Treasurer
                               Unitil Corporation
                               6 Liberty Lane West
                        Hampton, New Hampshire 03842-1720
                                 (603) 772-0775
(Name, address, and telephone number, including area code, of agent for service)


                                   Copies to:
                             David S. Balabon, Esq.
                     LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                               260 Franklin Street
                           Boston, Massachusetts 02110
                                 (617) 439-9500

                                    --------

                            DEREGISTRATION OF SHARES

     Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration Statement No. 333-73327), the registrant hereby deregisters 177,500 shares of its common stock, no par value, previously registered for sale under the 1998 Stock Option Plan (the "Plan"). The deregistered shares represent shares remaining available for grant upon the termination of the Plan and shares subject to options granted under the Plan that expired, were canceled or terminated without having been exercised. In April 2003, the registrant's shareholders ratified and approved the Unitil Corporation 2003 Restricted Stock Plan (the "2003 Plan"), which had been approved by the registrant's board of directors in January 2003. The shares deregistered hereby are available for grant under the 2003 Plan. The registrant will register an equal number of shares under a Registration Statement on Form S-8 for the 2003 Plan.


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



                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hampton, the State of New Hampshire, on this 31st day of March, 2004.

                                             UNITIL CORPORATION


                                             /s/ Mark H. Collin
                                             -----------------------------------
                                             Mark H. Collin
                                             Senior Vice President,
                                             Chief Financial Officer and
                                             Treasurer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the date indicated:

         Signature                                        Title                          Date
         ---------                                        -----                          ----

                                             Senior Vice President, Chief
/s/ Mark H. Collin                           Financial Officer and Treasurer         March 31, 2004
-------------------------------------
Mark H. Collin

                  *                          Chairman of the Board, Chief
-------------------------------------        Executive Officer and President         March 31, 2004
Robert G. Schoenberger

/s/ Laurence M. Brock                        Vice President and Controller           March 31, 2004
-------------------------------------
Laurence M. Brock

                                             Director
-------------------------------------
David P. Brownell

                  *                          Director                                March 31, 2004
-------------------------------------
Michael J. Dalton

                  *                          Director                                March 31, 2004
-------------------------------------
Albert H. Elfner, III

                  *                          Director                                March 31, 2004
-------------------------------------
Ross B. George

                                             Director
-------------------------------------
Edward F. Godfrey

                                             Director
-------------------------------------
Michael B. Green

                                             Director
-------------------------------------
Eben S. Moulton

                  *                          Director                                March 31, 2004
-------------------------------------
M. Brian O'Shaughnessy

                  *                          Director                                March 31, 2004
-------------------------------------
Charles H. Tenney, III

                                             Director
-------------------------------------
Dr. Sarah P. Voll


*  By:   /s/ Mark H. Collin
         ------------------
         Mark H. Collin
         Attorney-in-Fact

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